EXHIBIT 23.2
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ANDERSEN ANDERSEN & STRONG, L.C.                941 East 3300  South,  Suite 202
--------------------------------                Salt Lake City, Utah 84106
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS
CONSULTANTS

                                                Telephone 801 486-0096
                                                Fax 801 486-0098



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 20, 2002, accompanying the audited financial statements of Altrimega Health Corporation at December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows and for the years ended December 31, 2001 and 2000 and the period September 8, 1998 to December 31, 2001 and hereby consent to the incorporation of such report in a Registration Statement on Form S-8.


August 30, 2002                           /s/ Andersen Andersen & Strong LC
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                                          ANDERSEN ANDERSEN & STRONG LC